GLENAYRE TECHNOLOGIES, INC. AND SUBSIDIARIES
- -------------------------------------------------------------------------------

                                   EXHIBIT 15



To the Board of Directors and Stockholders of Glenayre Technologies, Inc.
Charlotte, North Carolina

We are aware of the incorporation by reference in the Registration Statement Number 33-43797 on Form S-8 dated November 5, 1991, Registration Statement Number 33-43798 on Form S-8 dated November 5, 1991 (amended December 9, 1992), Registration Statement Number 33-68766 on Form S-8 dated September 14, 1993, Registration Statement Number 33-80464 on Form S-8 dated June 17, 1994, Registration Statement Number 33-88818 on Form S-4, dated March 24, 1995 (amended by Post Effective Amendment Number 1 on Form S-8 dated March 25, 1996), and Registration Statement Number 333-04635 on Form S-8 dated May 28, 1996, of our report dated July 19, 1996 relating to the unaudited condensed consolidated interim financial statements of Glenayre Technologies, Inc. and subsidiaries which are included in its Form 10-Q, for the quarter ended June 30, 1996.

Pursuant to Rule 436(c) of the Securities Act of 1933 our report is not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 or the Securities Act of 1933.






                                                 Ernst & Young LLP
Charlotte, North Carolina
July 19, 1996